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                                                                     FILED
                                                                  OCT 7 1987
                                                                     10 AM

                                                                /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                          CELLULAR SYSTEMS OF SOUTHEAST
                                  ALABAMA, INC.

            FIRST: The name of the Corporation is Cellular Systems of Southeast Alabama, Inc.

            SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: The amount of total authorized capital stock of this Corporation is One Hundred Thousand (100,000) shares of Common Stock, which shall be divided into three distinct classes, as follows: Five Thousand and One (5,001) shares of Class A Common Stock, par value One Cent ($.01) per share; Four Thousand Nine Hundred and Ninety-Nine (4,999) shares of Class B Common Stock, par value One Cent ($.01) per share; and Ninety Thousand (90,000) shares of Class C Common Stock, par value One Cent ($.01) per share. The board of directors shall have the authority to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of Class C Common Stock in the resolution or resolutions providing for the issue thereof. Except as otherwise provided in any such resolution or in this Certificate of Incorporation or any Amendment of this Certificate of Incorporation, all rights and preferences of the three distinct classes of Common Stock of the Corporation shall be identical in all respects.

            FIFTH: Each registered holder of the shares of Class A Common Stock and Class B Common Stock shall be entitled to a preemptive right to purchase or subscribe for, in proportion to the number of shares of Common Stock held by him and on the same terms and conditions offered to any other party, any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation, and any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any rights to purchase stock of any class, whether issued for cash, property, or any other lawful consideration.
Such preemptive right shall terminate upon the issuance by the Corporation of its Common Stock to the public pursuant to a public offering or upon its merger into another corporation.
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            SIXTH: The board of directors of the Corporation shall consist of no less than three directors. The holders of the shares of Class A Common Stock shall have the right by a majority in number of shares of the Class A Common Stock issued and outstanding to elect a majority in number of the full board of directors of the Corporation, such majority to consist of the smallest number of directors sufficient to constitute a majority in number of such full board of directors, and the directors so elected shall be known as Class A Directors. The holders of the shares of Class B Common Stock shall have the right by the vote of a majority in number of shares of the Class B Common Stock issued and outstanding to elect a minority in number of the full board of directors of the Corporation, such minority to consist of the largest number of directors which will constitute a minority in number of such full board of directors, and the directors so elected shall be known as Class B Directors.

            SEVENTH: In the event that the board of directors designates an executive committee to manage the business and affairs of the Corporation, such committee shall consist of no less than three members. The Class A Directors shall have the right by a majority in number of votes of Class A Directors to designate a majority in number of the full executive committee, such majority to consist of the smallest number of members sufficient to constitute a majority in number of such full committee. The Class B Directors shall have a right by a majority in number of votes of Class B Directors to designate a minority in number of the full executive committee, such minority to consist of the largest number of members which will constitute a minority in number of such full committee.

            EIGHTH: The board of directors shall have the power to issue bonds, debentures or other obligations convertible into Common Stock of the Corporation upon such terms, in such manner and under such conditions as may be fixed by resolution of the board prior to the issuance thereof. Unless and until such bonds, debentures, or other obligations have been converted into Common Stock, such bonds, debentures or other obligations shall not be deemed to be shares of stock and shall not entitle the holders thereof to the power to vote in respect to the corporate affairs and management of the Corporation or to the right of inspection of the books, accounts and other records of the Corporation or to any other rights which the stockholders of the Corporation have or may have by reason of the provisions of this Certificate of Incorporation or the General Corporation Law of Delaware.

            NINTH: Any shares of the Common Stock of the Corporation may be redeemed at the option of the Corporation to the extent necessary to prevent the loss of any permit or license issued by the Federal Communications Commission to the Corporation for the conduct of its business, or to reinstate


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such permit or license. The terms and conditions of any such redemption shall be payment by the Corporation in cash of the appraised fair market value of said shares as determined by a disinterested appraiser appointed by agreement of the Corporation and the registered holder(s) of the shares which are subject to redemption, unless otherwise agreed.

            TENTH: The books of the Corporation may be kept, subject to any provision contained in the General Corporation Law of Delaware, outside the State of Delaware at such place or places as may be designated from time to time by the Directors or in the Bylaws.

            ELEVENTH: The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            TWELFTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


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            THIRTEENTH: The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws of the Corporation.

            FOURTEENTH: The duration of this Corporation shall be perpetual.

            FIFTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

            SIXTEENTH: The name and mailing address of the incorporator is as follows:

      Name                                Mailing Address
      ----                                ---------------
      William F. Bavinger III             Suite 1000
                                          1015 Fifteenth Street, N.W.
                                          Washington, D.C. 20005

            I, William F. Bavinger III, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true; and I have accordingly hereunto set my hand this 6th day of October, A.D. 1987.


                                           /s/ William F. Bavinger III
                                           ---------------------------
                                           William F. Bavinger III

                                                         RECEIVED FOR RECORD

                                                              OCT 09 1987

                                                      William M. Honey, Recorder


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